Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-131900) pertaining to the 2006 Equity and Incentive Plan of Hughes Communications, Inc., of our report dated February 22, 2006 with respect to the consolidated financial statements of Mobile Satellite Ventures LP included in the Annual Report (Form 10-K) of Hughes Communications, Inc. for the year ended December 31, 2006.

/s/ Ernst & Young LLP

McLean, Virginia

March 26, 2007